As filed with the Securities and Exchange Commission on October 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ObsEva SA

(Exact name of Registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

(Address of principal executive offices) (Zip code)

2017 Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(212) 947-7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Ryan Sansom

Marianne Sarrazin

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, par value CHF 0.0769 per share	3,204,124 shares(3)	$2.46	$7,882,145.04	$859.94

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of CHF 0.0769 each par value (the “Common Shares”) of the Registrant that become issuable under the 2017 Equity Incentive Plan, as amended (the “2017 Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $2.46, which is the average of the high and low prices of the Registrant’s Common Shares as reported on the Nasdaq Global Select Market on October 12, 2020.

(3)	Represents 3,204,124 Common Shares added to the shares authorized for issuance under the 2017 Plan pursuant to an amendment to such plan approved by the Registrant’s stockholders on June 9, 2020.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered Common Shares for issuance under the 2017 Plan under Registration Statements on Form S-8  filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2017 (File No. 333-216170) and on May 21, 2019 (File No. 333-231629). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-233069), filed with the Securities and Exchange Commission on August 7, 2019).

5.1	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant, as to the validity of the common shares (filed herewith).

23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm (filed herewith).

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017).

99.2(3)	Form of Stock Option Grant Notice and Stock Option Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on this 13th day of October, 2020.

OBSEVA SA

By:	/s/ Ernest Loumaye
Ernest Loumaye
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ernest Loumaye and Fabien de Ladonchamps, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ernest Loumaye Ernest Loumaye	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2020

/s/ Fabien de Ladonchamps Fabien de Ladonchamps	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2020

/s/ Frank Verwiel Frank Verwiel	Chairperson of the Board of Directors	October 13, 2020

/s/ Annette Clancy Annette Clancy	Director	October 13, 2020

/s/ Barbara Duncan Barbara Duncan	Director	October 13, 2020

/s/ James I. Healy James I. Healy	Director	October 13, 2020

/s/ Ed Mathers Ed Mathers	Director	October 13, 2020

/s/ Rafaèle Tordjman Rafaèle Tordjman	Director	October 13, 2020

/s/ Jacky Vonderscher Jacky Vonderscher	Director	October 13, 2020

/s/ Colleen A. DeVries Colleen A. DeVries Senior Vice-President on behalf of Cogency Global Inc.	Authorized Representative in the United States	October 13, 2020